UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2004

LAIDLAW INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13109	98-0390488
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Shuman Blvd. Suite 400, Naperville, Illinois		60563
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 848-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2004, the lenders under the Laidlaw International, Inc. ("Laidlaw") Credit Agreement dated June 19, 2003, by and among Laidlaw, Laidlaw Transit Ltd., and Greyhound Canada Transportation Corp. (collectively, the "Borrowers"), Citicorp North America, Inc., as administrative agent and the other lenders party thereto (as amended or modified from time to time, the "Credit Agreement"), consented to Laidlaw’s disposition of its healthcare group, comprised of American Medical Response, Inc., EmCare Holdings Inc. and each of their respective direct and indirect subsidiaries (the "Sale Transaction"); provided Laidlaw use a portion of the proceeds from the Sale Transaction to repay in full the outstanding principal amount of the Term B Revolver and any accrued and unpaid interest thereon. The lenders further agreed, in accordance with the terms of the Bank Consent Letter (as defined below), to release (i) the guarantees granted by AMR, EmCare and their subsidiaries and (ii) all liens on all of the assets of AMR, EmCare and their subsidiaries, upon consummation of the Sale Transaction. Attached hereto is the bank consent letter dated December 17, 2004, by and among the Borrowers, Citicorp North America, Inc. and certain of the other lenders under the Credit Agreement (the "Bank Consent Letter").

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Bank Consent Letter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAIDLAW INTERNATIONAL, INC.

December 17, 2004	By:	Douglas A. Carty

Name: Douglas A. Carty
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Bank Consent Letter